Exhibit 3.1

CORPORATE ACCESS NUMBER: 2023181577

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

FIRST PERSON LTD.

AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON 2022/12/30.

Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2022/12/30

Service Request Number:	38879099
Corporate Access Number:	2023181577
Business Number:	786300269
Legal Entity Name:	FIRST PERSON LTD.
French Equivalent Name:
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	FIRST PERSON LTD.
New French Equivalent Name:
Nuans Number:	121456940
Nuans Date:	2021/12/14
French Nuans Number:
French Nuans Date:
Share Structure:	SEE ATTACHED SCHEDULE “A”.
Share Transfers Restrictions:	NONE.
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	11
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE ATTACHED SCHEDULE “C”.
BCA Section/Subsection:	29
Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2022	2021/12/17

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2021/01/21
Other Rules or Provisions	ELECTRONIC	2021/01/21
Restrictions on Share Transfers	ELECTRONIC	2021/01/21
Consolidation, Split, Exchange	ELECTRONIC	2022/04/21
Shares in Series	ELECTRONIC	2022/12/30

Registration Authorized By:	JAN CAMPBELL
AGENT OF CORPORATION

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE OF SHARES IN SERIES

PREFERRED SHARES, SERIES 1

RIGHTS, PRIVILEGES, RESTRICTIONS, CONDITIONS AND SPECIAL RIGHTS

The first series of Preferred shares of First Person Ltd. (the “Corporation”) shall consist of an unlimited number of shares, designated as “Preferred Shares, Series 1” shares (the “Series 1 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall be subject to the following rights, privileges, restrictions and conditions:

1. Defined Terms

(a) “Act” means the Business Corporations Act (Alberta).

(b) “Common Shares” means the common shares in the capital of the Corporation, the class of “Common Shares” in the authorized share capital of the Corporation being the class of Common Shares into which the Series 1 Shares shall convert.

(c) “Common Share Event” means at any time or from time to time after the Date of Issuance, (i) the issue by the Corporation of additional Common Shares as a dividend or other distribution on outstanding Common Shares, (ii) a subdivision of the outstanding Common Shares into a greater number of Common Shares, or (iii) a combination of the outstanding Common Shares into a smaller number of Common Shares.

(d) “Conversion Price” means the lesser of: (i) US$6.00; or (ii) the Qualified Public Offering Discount Price.

(e) “Date of Issuance” means, for any Series 1 Shares, the date on which the Corporation initially issues such Series 1 Shares.

(f) “Qualified Public Offering” means the closing of: (i) a public offering pursuant to a registration statement which is declared effective under the United States Securities Act of 1933, as amended; or (ii) a public offering pursuant to a prospectus filed under the securities legislation of any province of Canada in respect of which final receipt is obtained, in the case of (i) or (ii) above, involving the offering and sale of Common Shares (or securities convertible into, exchangeable for or otherwise exercisable to acquire, directly or indirectly, Common Shares).

(g) “Qualified Public Offering Discount Price” means the price per Common Share equal to the price that is twenty percent (20%) less than the price per Common Share offered in the Corporation’s Qualified Public Offering, provided that the Qualified Public Offering Discount Price shall not be less than US$3.00.

(h) “Requisite Holders” means the holders of more than 50% of the Series 1 Shares (whether or not converted, and subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series 1 Shares or as adjusted pursuant to the adjustment provisions of Section 3(h).

2. Voting Rights and Amendments

The holders of the Series 1 Shares shall not be entitled as such to any voting rights or to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. The rights, privileges, restrictions and conditions attached to the Series 1 Shares may not be amended, modified, suspended, altered or repealed without the consent or approval of the holders of the Series 1 Shares in accordance with applicable law.

3. Conversion

(a) Optional Conversion

(i) Subject to the provisions of this Section 3, at any time and from time to time on or after the Date of Issuance, any holder of Series 1 Shares shall have the right by written election to the Corporation to convert all or any portion of the outstanding Series 1 Shares held by such holder into fully paid and nonassessable Common Shares as provided herein.

(ii) To effect a conversion of Series 1 Shares under Section 3(a)(i), a holder shall: (i) submit a written election to the Corporation that such holder elects to convert Series 1 Shares, the number of Series 1 Shares elected to be converted; and (ii) surrender, along with such written election, to the Corporation the certificate or certificates representing the Series 1 Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed share transfers relating thereto) or, if the certificate or certificates are lost, stolen or missing, accompanied by a statutory declaration as to loss executed by the holder. The conversion of such Series 1 Shares hereunder shall be deemed effective as of the date of surrender of such Series 1 Share certificate or certificates or delivery of such statutory declaration as to loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 15 days thereafter) deliver to the relevant holder: (x) a certificate in such holder’s name (or the name of such holder’s nominee as stated in the written election) for the number of Common Shares to which such holder shall be entitled upon conversion of the applicable Series 1 Shares as calculated under Section 3(a) and, if applicable (y) a certificate in such holder’s for the number of Series 1 Shares represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted under the written election. All shares issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable.

(b) Automatic Conversion

(i) Each Series 1 Share shall be automatically converted into fully paid and nonassessable Common Shares, as provided herein, upon the date that is twelve (12) months from the date of closing of the first Qualified Public Offering by the Corporation (the “Automatic Conversion Date”).

(ii) On the Automatic Conversion Date, all outstanding Series 1 Shares shall be converted Common Shares without any further action by the relevant holder of such Series 1 Shares or the Corporation. As promptly as practicable (but in any event within 5 days thereafter), the Corporation shall send each holder of Series 1 Shares written notice of such event. Upon receipt of such notice, each holder shall surrender to the Corporation the certificate or certificates representing the Series 1 Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed share transfers relating thereto) or, if the certificate or certificates are lost, stolen or missing, accompanied by a statutory declaration as to loss executed by the holder. Upon the receipt by the Corporation of the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 15 days thereafter) deliver to the relevant holder a certificate in such holder’s name (or the name of such holder’s nominee as stated in the written election) for the number of Common Shares to which such holder shall be entitled upon conversion of the applicable Series 1 Shares. All Common Shares issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable.

(iii) All Series 1 Shares converted as provided in this Section 3 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Series 1 Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive Common Shares in exchange therefor.

(c) Conversion Formula.

(i) Subject to Section 3(c)(ii), the Series 1 Shares shall be convertible in accordance with Section 3(a) or 3(b) above into the number of Common Shares that results from dividing (X) the aggregate number of Series 1 Shares being converted by (Y) the Conversion Price in effect at the time of conversion.

(ii) Notwithstanding the above, in the event that the Common Shares of the Corporation are listed on a U.S. national or regional securities exchange within six months of the Date of Issuance, the conversion formula set forth in Section 31(c)(i) shall be adjusted such that the numerator (X) shall be the aggregate number of Series 1 Shares being converted, multiplied by 0.6 and the denominator shall be (Y) the Conversion Price in effect at the time of conversion.

(d) Reservation of Common Shares. The Corporation shall, at all times when any Series 1 Shares are outstanding, reserve and keep available out of its authorized but unissued shares, solely for the purpose of issuance upon the conversion of the Series 1 Shares, such number of Common Shares issuable upon the conversion of all outstanding Series 1 Shares, taking into account any adjustment to such number of shares so issuable in accordance with Section 3(h).

(e) Share Certificates. The issuance of certificates for Common Shares upon conversion of Series 1 Shares shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

(f) Fractional Shares. No fractional Common Share shall be issued upon conversion of the Series 1 Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of Common Shares to be issued upon conversion of the Preferred Shares shall be rounded to the nearest whole share.

(g) Waiver. Except as otherwise set forth in the Articles, any of the rights, powers, preferences and other terms of the Series 1 Shares may be waived on behalf of all holders of Series 1 Shares by the affirmative written consent or vote of the Requisite Holders.

(h) Adjustment for Reclassification, Exchange and Substitution. If at any time, or from time to time after the Date of Issuance, the Common Shares issuable upon the conversion of the Series 1 Shares are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a reorganization, merger, or consolidation provided for elsewhere in this Section 3), then in any such event each holder of Series 1 Shares shall have the right thereafter to convert such shares into the kind and amount of shares and other securities and property receivable upon such reclassification, exchange or substitution or other change by holders of the number of Common Shares into which such Series 1 Shares could have been converted immediately prior to such reclassification, exchange or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(i) Reorganizations, Mergers and Consolidations. If at any time, or from time to time, after the Date of Issuance, there is a reorganization of the Corporation (other than a reclassification, exchange or subdivision of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Corporation with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series 1 Shares thereafter shall be entitled to receive, upon conversion of the Series 1 Shares, the number of shares or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Shares deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Series 1 Shares after the reorganization, merger or consolidation to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series 1 Shares) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 3(i) shall similarly apply to successive reorganizations, mergers and consolidations.

CORPORATE ACCESS NUMBER: 2023181577

Government

of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

FIRST PERSON LTD.

AMENDED ITS ARTICLES ON 2022/04/21.

Name/Structure Change Alberta Corporation – Registration Statement

Alberta Amendment Date:	2022/04/21
Service Request Number:	37456967
Corporate Access Number:	2023181577
Business Number:	786300269
Legal Entity Name:	FIRST PERSON LTD.
French Equivalent Name:
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	FIRST PERSON LTD.
New French Equivalent Name:
Nuans Number:	121456940
Nuans Date:	2021/12/14
French Nuans Number:
French Nuans Date:
Share Structure:	SEE ATTACHED SCHEDULE “A”.
Share Transfers Restrictions:	NONE.
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	11
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE ATTACHED SCHEDULE “C”.
BCA Section/Subsection:	173(1)(F)
Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2022	2021/12/17

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2021/01/21
Other Rules or Provisions	ELECTRONIC	2021/01/21
Share Structure	ELECTRONIC	2021/01/21
Consolidation, Split, Exchange	ELECTRONIC	2022/04/21

Registration Authorized By:	JAN CAMPBELL
AGENT OF CORPORATION

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SHARE CONSOLIDATION SCHEDULE

OF ARTICLES OF AMENDMENT

OF

FIRST PERSON LTD. (the “Corporation”)

In accordance with Section 173(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation are amended to consolidate the Corporation’s issued and outstanding common shares on the bases of one (1) post-consolidation common share for every ten (10) pre-consolidation common share (the “Consolidation”).

No fractional common shares of the Corporation will be issued in connection with the Consolidation and the number of post-Consolidation common shares of the Corporation to be received by a holder will be rounded up, in the case of a fractional interest that is 0.5 or greater, or rounded down, in the case of a fractional interest that is less than 0.5, to the nearest whole number of common shares that such holder would otherwise be entitled to receive upon the implementation of the Consolidation.

SCHEDULE “A”

AUTHORIZED CAPITAL OF THE CORPORATION

1. The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value to which shares shall be attached the right to:

(a) vote at any meeting of shareholders of the Corporation;

(b) receive any dividend declared by the Corporation; and

(c) receive the remaining property of the Corporation upon dissolution.

2. The Corporation is authorized to issue an unlimited number of Preferred Shares (“Preferred Shares”) which, as a class, have attached thereto the following attributes:

(a) the Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion,if any, and any sinking fund or other provisions;

(b) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, be entitled to preference over the Common Shares, and over any other shares of the Corporation ranking by their terms junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, and any other shares of the Corporation ranking by their terms junior to the Preferred Shares as may be fixed in accordance with subclause (a) above; and

(c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE “C”

OTHER RULES OR PROVISIONS

a. The directors of the Corporation may, without authorization of the shareholders:

i. borrow money on the credit of the Corporation;

ii. issue, reissue, sell or pledge debt obligations of the Corporation;

iii. subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

iv. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

b. The directors may, by resolution, delegate the powers referred to in subsection (a) hereof to a director, a committee of directors or an officer.

c. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

d. Meetings of the shareholders may be held at any place within Canada or the United States of America.

CORPORATE ACCESS NUMBER: 2023181577

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

FIRST PERSON LTD.

AMENDED ITS ARTICLES ON 2021/12/15.

Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2021/12/15

Service Request Number:	36694906
Corporate Access Number:	2023181577
Business Number:	786300269
Legal Entity Name:	LEIIO WELLNESS LTD.
French Equivalent Name:
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	FIRST PERSON LTD.
New French Equivalent Name:
Nuans Number:	121456940
Nuans Date:	2021/12/14
French Nuans Number:
French Nuans Date:
Share Structure:	SEE ATTACHED SCHEDULE “A”.
Share Transfers Restrictions:	NONE.
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	11
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE ATTACHED SCHEDULE “C”.
BCA Section/Subsection:	173(1)(A)(L)(M)
Professional Endorsement Provided:
Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2021/01/21
Restrictions on Share Transfers	ELECTRONIC	2021/01/21
Other Rules or Provisions	ELECTRONIC	2021/01/21

Registration Authorized By:	JAN CAMPBELL
AGENT OF CORPORATION

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

ALBERTA	Articles Of Amendment Business Corporations Act Section 29 or 177

1. Name of Corporation	2. Cor• orate Access Number

First Person Ltd.	2023181577

3. The Articles of the above named corporation are amended pursuant to the Business Corporations Act (the “Act”) as follows:

1)	Pursuant to section 173(1)(a) of the Act, the name of the Corporation shall be changed to: First Person Ltd.

2)	pursuant to section 173(1)(1) of the Act to amend the current number of the minimum and maximum number of directors the Corporation is authorized and replace it with a minimum of 3 and a maximum of 11; and

3)	pursuant to section 173(1)(m) of the Act to remove the current Schedule “B” of Share Transfer Restrictions in its entirety from the Articles of the Corporation and substituting therefore the word “None”.

Jan Campbell	/s/ Jan Campbell Signature
Name of Person Authorizing (please print)	Signature

Corporate Secretary	December 15, 2021
Title (please print)	Date

SCHEDULE “A”

AUTHORIZED CAPITAL OF THE CORPORATION

1. The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value to which shares shall be attached the right to:

(d) vote at any meeting of shareholders of the Corporation;

(e) receive any dividend declared by the Corporation; and

(f) receive the remaining property of the Corporation upon dissolution.

2. The Corporation is authorized to issue an unlimited number of Preferred Shares (“Preferred Shares”) which, as a class, have attached thereto the following attributes:

(d) the Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions;

(e) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, be entitled to preference over the Common Shares, and over any other shares of the Corporation ranking by their terms junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, and any other shares of the Corporation ranking by their terms junior to the Preferred Shares as may be fixed in accordance with subclause (a) above; and

(f) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE “C”

OTHER RULES OR PROVISIONS

a. The directors of the Corporation may, without authorization of the shareholders:

v. borrow money on the credit of the Corporation;

vi. issue, reissue, sell or pledge debt obligations of the Corporation;

vii. subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

viii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

b. The directors may, by resolution, delegate the powers referred to in subsection (a) hereof to a director, a committee of directors or an officer.

c. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

d. Meetings of the shareholders may be held at any place within Canada or the United States of America.